Exhibit 4

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                                     BY-LAWS


                                       of


                    THE INTERPUBLIC GROUP OF COMPANIES, INC.


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                       Incorporated under the Laws of the

                                State of Delaware



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                      As amended through February 19, 1991



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                                TABLE OF CONTENTS
                                   (continued)
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                                TABLE OF CONTENTS

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                                    ARTICLE 1

                                     OFFICES

   Section 1.01.    Registered Office..........................................1

   Section 1.02.    Other Offices..............................................1

                                    ARTICLE 2

                                  STOCKHOLDERS

   Section 2.01.    Annual Meeting.............................................1

   Section 2.02.    Special Meetings...........................................1

   Section 2.03.    Place of Meetings..........................................1

   Section 2.04.    Notice of Meetings.........................................1

   Section 2.05.    Organization...............................................2

   Section 2.06.    Record Date................................................2

   Section 2.07.    List of Stockholders Entitled to Vote......................2

   Section 2.08.    Quorum.....................................................2

   Section 2.09.    Adjourned Meeting..........................................3

   Section 2.10.    Order of Business..........................................3

   Section 2.11.    Vote of Stockholders.......................................3

   Section 2.12.    Proxies....................................................3

                                    ARTICLE 3

                               BOARD OF DIRECTORS

   Section 3.01.    Number.....................................................4

   Section 3.02.    Election and Term of Office................................4

   Section 3.03.    General Powers.............................................4

   Section 3.04.    Place of Meetings..........................................4

   Section 3.05.    Regular Meetings...........................................4

   Section 3.06.    Special Meetings...........................................4

   Section 3.07.    Business that may be Transacted............................4

   Section 3.08.    Organization...............................................5

   Section 3.09.    Quorum and Adjournment.....................................5

   Section 3.10.    Voting.....................................................5

   Section 3.11.    Compensation...............................................5

   Section 3.12.    Action Without a Meeting...................................5

   Section 3.13.    Resignations...............................................5

   Section 3.14.    Removal of Directors.......................................5

   Section 3.15.    Filling of Vacancies.......................................6

                                    ARTICLE 4

                                    COMMITTEE

   Section 4.01.    Appointment and Powers.....................................6

   Section 4.02.    Procedural Rules...........................................6

   Section 4.03.    Minutes....................................................6

   Section 4.04.    Removal....................................................6

   Section 4.05.    Vacancies..................................................6

                                    ARTICLE 5

                                    OFFICERS

   Section 5.01.    Designation................................................7

   Section 5.02.    Terms of Office; Vacancies.................................7

   Section 5.03.    Resignations...............................................7

   Section 5.04.    Chairman of the Board......................................7

   Section 5.05.    President..................................................7

   Section 5.06.    Vice Chairman of the Board.................................7

   Section 5.07.    Chairman of the Executive Committee........................8

   Section 5.08.    Vice Chairman of the Executive Committee...................8

   Section 5.09.    Vice Presidents............................................8

   Section 5.10.    The Secretary..............................................8

   Section 5.11.    The Treasurer..............................................8

   Section 5.12.    Additional Powers and Duties...............................9

   Section 5.13.    Compensation...............................................9

                                    ARTICLE 6

                                 INDEMNIFICATION

   Section 6.01.    Actions other than those by or in the right of the
                    Corporation................................................9

   Section 6.02.    Actions by or in the right of the Corporation..............9

   Section 6.03.    Indemnification against Expenses..........................10

   Section 6.04.    Authorization.............................................10

   Section 6.05.    Payment of Expenses in Advance of Final Disposition.......10

   Section 6.06.    Non-Exclusivity...........................................10

   Section 6.07.    Application...............................................10

                                    ARTICLE 7

                               STOCK CERTIFICATES

   Section 7.01.    Issuance of Certificates..................................11

   Section 7.02.    Form of Certificates......................................11

   Section 7.03.    Lost, Stolen or Destroyed Certificates....................11

                                    ARTICLE 8

                               TRANSFERS OF STOCK

   Section 8.01.    Registration of Transfers.................................12

   Section 8.02.    Transfer Agents and Registrars............................12

                                    ARTICLE 9

                             ELEGATION OF AUTHORITY

   Section 9.01.    Officers' Duties..........................................12

   Section 9.02.    Negotiable Instruments....................................12

   Section 9.03.    Voting Upon Stocks........................................12

   Section 9.04.    Attorneys.................................................12

                                   ARTICLE 10

                                  MISCELLANEOUS

   Section 10.01.   Seal......................................................13

   Section 10.02.   Fiscal Year...............................................13

   Section 10.03.   Inspection of Books.......................................13

   Section 10.04.   Registered Stockholders...................................13

   Section 10.05.   Waiver of Notice..........................................13

   Section 10.06.   Amendment.................................................13

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                                     BY-LAWS
                                       OF
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                                   Article 1

                                     Offices

         Section 1.01. Registered Office. The registered office of the Corporation is located in the City of Dover, County of Kent, State of Delaware.

         Section 1.02. Other Offices. The Corporation may establish or discontinue such other offices, including its principal place of business, at such places within or without the State of Delaware as the Board of Directors may from time to time appoint or the business of the Corporation may warrant.

                                   Article 2

                                  Stockholders

         Section 2.01. Annual Meeting. The annual meeting of stockholders shall be held at 11 o'clock in the morning on the third Tuesday of May in 1981 and each year thereafter. If any such day is a legal holiday, the annual meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon as feasible thereafter, and any elections held or other business transacted at such meeting shall be valid as if held or transacted on the date designated for the annual meeting.

         Section 2.02. Special Meetings. Special meetings of the holders of any class or of all classes of the Corporation's capital stock may be called at any time by the Board of Directors, and shall be called by the Chairman of the Board or the Secretary upon the written request, stating the purposes of any such meeting, of a majority of the Board of Directors. Special meetings of the holders of all classes of the Corporation's capital stock entitled to vote thereat shall also be called by the Chairman of the Board or the Secretary upon the written request, stating the purpose or purposes of any such meeting, of the holders of a majority of the outstanding shares of all classes of capital stock entitled to vote thereat. Special meetings shall be called by means of a notice as provided for in Section 2.04 hereof.

         Section 2.03. Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors.

         Section 2.04. Notice of Meetings. Written notice of each meting of the stockholders, stating the date, hour, place and purpose or purposes thereof, shall be given, personally or by mail, to each stockholder entitled to vote at the meeting not less than ten or more than sixty days before the date of meeting. If mailed, such notice shall be deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

         Section 2.05. Organization. The Chairman of the Board shall act as Chairman at all meetings of stockholders at which he is present, and as such chairman shall call such meetings to order and preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, his duties at such meting shall be performed by the President, or, in his absence, by the senior Vice Chairman of the Board present, or, in the absence of the several Vice Chairmen of the Board, by the Chairman of the Executive Committee, or, in his absence, by the Vice Chairman of the Executive Committee. If no such officer is present, any stockholder or the proxy of any stockholder entitled to vote at the meeting may call it to order, and a chairman to preside thereat shall be elected by a majority to those present and entitled to vote.

         Section 2.06. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed:

         (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record ate for the adjourned meeting.

         Section 2.07. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be opened to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.08. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, at any meeting of stockholders the presence, in person or by proxy, of the holders of a majority of the shares of stock of the Corporation entitled to vote at the meeting shall constitute a quorum for, and the votes of the holders of a majority of the shares so present shall be required for, the transaction of business. If a quorum is not present at any meeting of the stockholders, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

         Section 2.09. Adjourned Meeting. Any meeting of stockholders, including a meeting at which a quorum is not present, may be adjourned to another time or place by the votes of the holders of a majority of the shares of stock of the Corporation present in person or by proxy and entitled to vote. Notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.10. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

         Section 2.11. Vote of Stockholders. Except as otherwise provided by the Certificate of Incorporation, every stockholder of record, as determined pursuant to Section 2.06 hereof, shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock held by such stockholder on the record date. All elections of directors shall be by written ballot, but no vote on any other question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall so decide or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided by law, by the Certificate of Incorporation or by Section 3.14 hereof, all elections of directors shall be decided by the vote of the holders of a plurality of the shares of stock present in person or by proxy at the meeting and entitled to vote, and all other questions shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote on the question.

         Section 2.12. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder.

                                   Article 3

                               Board of Directors

         Section 3.01. Number. The number of directors which shall constitute the whole Board shall be fixed from time to time by the stockholders or the Board of Directors. Such number shall not be less than three. Directors need not be stockholders.

         Section 3.02. Election and Term of Office. Except as otherwise provided by law or by this Article 3 or by the Certificate of Incorporation, directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign or are removed as hereinafter provided.

         Section 3.03. General Powers. The business, properties and affairs of the Corporation shall be managed by the Board of Directors.

         Section 3.04. Place of Meetings. Meetings of the Board of Directors may be held at any place, within or without the State of Delaware.

         Section 3.05. Regular Meetings. Regular meetings of the Board of Directors may be held at such time as shall be determined by resolution of the Board of Directors, and no notice shall be required for any regular meeting except as otherwise provided by Section 3.07 hereof.

         Section 3.06. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President, any of the several Vice Chairmen of the Board, the Chairman of the Executive Committee or the Vice Chairman of the Executive Committee, and shall be called by the Chairman of the Board or the Secretary upon the request in writing of a majority of the directors stating the purpose or purposes of such meeting. Notices of special meetings shall be mailed to each director at his residence or usual place of business, or shall be sent to him at either of such places by telegraph or messenger or be communicated to him personally or by telephone, at least four days before the day on which the meeting is to be held. Notice of any meeting of the Board of Directors need not be given to any director if he shall be present at the meeting, unless his presence is solely for the purpose of asserting an objection that the calling or holding of such meeting is invalid by reason of some provision of law, the Certificate of Incorporation or these By-Laws. Any and all business transacted at any meeting of the Board of Directors, except business specified in the first sentence of Section 3.07 hereof, shall be fully effective without any notice of such meeting having been given, if all the members shall be present and participating therein.

         Section 3.07. Business that may be Transacted. No action may be taken at any regular or special meeting of the Board of Directors to amend or repeal any provision of these By-Laws, or to change the number of directors which shall constitute the whole Board, unless notice of the proposed amendment, discontinuance, repeal or change is set forth in the notice of such meeting, whether or not notice of such meeting is otherwise required. Except as otherwise provided by law or by the Certificate of Incorporation, any and all other business may be transacted at any regular or special meeting of the Board of Directors, whether or not enumerated in the notice of the meeting when notice is required.

         Section 3.08. Organization. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board shall be absent from any meeting of the Board of Directors, his duties at such meeting shall be performed by the President, or, in his absence, by the senior Vice Chairman of the Board present, or, in the absence of the several Vice Chairmen of the Board, by the Chairman of the Executive Committee, or, in his absence, by the Vice Chairman of the Executive Committee. If no such officer is present at such meeting, one of the directors present shall be chosen by the members of the Board of Directors present to preside at such meeting.

         Section 3.09. Quorum and Adjournment. At any meeting of the Board of Directors the presence of a majority of the whole Board, but not less than two directors, shall constitute a quorum for the transaction of business. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, the vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time until a quorum is present. The Secretary shall give notice of each such adjournment to the absent directors.

         Section 3.10. Voting. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board so requests.

         Section 3.11. Compensation. Directors and members of committees shall not receive any salary for their services as such, but may be reimbursed for expenses incurred in attending meetings of the Board or such committees, and may be paid a fixed sum for attendance at such meetings, as the Board of Directors may from time to time determine by resolution. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3.12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board or the committee.

         Section 3.13. Resignations. Any director may resign at any time upon written notice to the Board of Directors or to the Chairman of the Board or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no such time is specified, upon the receipt of thereof by the addressee. The acceptance of any such resignation shall not be necessary to make it effective.

         Section 3.14. Removal of Directors. Any director may be removed at any time, either for or without cause, by action of the holders of record of a majority of the outstanding shares of voting capital stock of the Corporation. For proper cause, a director may also be removed at any time by the affirmative vote of at least two-thirds of the whole Board of Directors.

         Section 3.15. Filling of Vacancies. Vacancies created by death, resignation, removal or disqualification and newly created directorships resulting from any increase in the authorized number of directors may be filed by the affirmative vote of a majority of the directors remaining in office, although less than a quorum, or by a sole remaining director, or by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote and present and voting at any meeting of the stockholders at which a quorum is present. Each director so chosen shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. If one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote therein to take effect when such resignation or resignations shall become effective, and each director chosen shall hold office as provided in this section in the filing of other vacancies.

                                    Article 4

                                    Committee

         Section 4.01. Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no committee shall have or may exercise any power which, by law or by any provision of the Certificate of Incorporation or these By-Laws, can be exercised only by the affirmative vote of a majority of the whole board. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 4.02. Procedural Rules. The Board of Directors may, by resolution passed by a majority of the whole Board, specify rules for the conduct of any committee's proceedings. In the absence or in amplification of any such rules thus specified by the Board, each committee may adopt its own procedural rules.

         Section 4.03. Minutes. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

         Section 4.04. Removal. Any director may be removed from any committee, either for or without cause, by the affirmative vote of a majority of the whole Board of Directors.

         Section 4.05. Vacancies. Any vacancy among the appointed members of any committee may be filled by the affirmative vote of a majority of the whole Board of Directors.

                                    Article 5

                                    Officers

         Section 5.01. Designation. The corporate officers of the Corporation, to be elected by the Board of Directors, shall be a Chairman of the Board, a President, one or more Vice Chairmen of the Board, a Chairman of the Executive Committee, a Vice Chairman of the Executive Committee, one or more Vice Presidents (any of whom may be designated by a Group Vice President, Executive Vice President or Senior Vice President), a Secretary, a Treasurer and a Controller. The Board of Directors from time to time may also appoint one or more Vice Presidents (any of whom may be designated a Staff Vice President), Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents as are desired. Such appointed officers shall not themselves perform any corporate management functions and shall not, in such capacities, be deemed corporate officers. The Chairman of the Board, the President, the several Vice Chairmen of the Board, the Chairman of the Executive Committee and the Vice Chairman of the Executive Committee shall be selected from among the Directors. Any officer may hold two or more offices, the duties of which can be consistently performed by the same person.

         Section 5.02. Terms of Office; Vacancies. So far as it is practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year. All officers shall hold office at the pleasure of the Board of Directors. If a vacancy shall occur in any office, the Board of Directors may elect a successor to fill such vacancy for the remainder of the term.

         Section 5.03. Resignations. Any officer may resign at any time upon written notice to the Board of Directors or to the Chairman of the Board or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no such time is specified, upon the receipt thereof by the addressee. The acceptance of any resignation shall not be necessary to make it effective.

         Section 5.04. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation, subject always to the control of the Board of Directors. He shall see that all orders and resolutions of the Board and its committees are carried into effect. He shall preside at all meetings of the stockholders and directors at which he is present, and shall have such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 5.05. President. The President shall preside at all meetings of the stockholders and directors in the absence of the Chairman of the Board, and shall have such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board. In the absence or disability of the Chairman of the Board, the powers and duties of that office shall be exercised and performed by the President, or, in his absence, by such other elected officer or officers as the Board of Directors may designate.

         Section 5.06. Vice Chairman of the Board. The Vice Chairman of the Board in the order of their seniority shall preside at all meetings of the stockholders and directors in the absence of the Chairman of the Board and the President. The shall have such other powers and perform such other duties as may from time to time be assigned to them by the Board of Directors or the Chairman of the Board.

         Section 5.07. Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee. He shall also preside at all meetings of the stockholders and directors in the absence of the Chairman of the Board, the President and the several Vice Chairmen of the Board. He shall have such other duties as are assigned to him by the Board of Directors or the Chairman of the Board.

         Section 5.08. Vice Chairman of the Executive Committee. The Vice Chairman of the Executive Committee shall preside at all meetings of the Executive Committee in the absence of the Chairman of the Executive Committee. He shall also preside at all meetings of the stockholders and directors in the absence of the Chairman of the Board, the President, the several Vice Chairmen of the Board and the Chairman of the Executive Committee. He shall have such other duties as are assigned to him by the Board of Directors or the Chairman of the Board.

         Section 5.09. Vice Presidents. The Vice Presidents shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President.

         Section 5.10. The Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committee thereof. He shall act as secretary at all meetings of stockholders, directors and the Executive Committee, and keep minutes of all proceedings at such meetings, as well as of the proceedings at all meetings of such other committees of the Board of Directors as shall designate him to so serve. He shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for the stock ledger and all other books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable, and shall perform such other duties as generally pertain to the office of secretary of a corporation. The Assistant Secretaries in the order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of that office, and shall perform such other duties as the Board of Directors may prescribe.

         Section 5.11. The Treasurer. The Treasurer shall have the care and custody of all the moneys, funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall give the Corporation a bond if required by the Board of Directors, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of that office, and shall perform such other duties as the Board of Directors may prescribe.

         Section 5.12. Additional Powers and Duties. In addition to the duties and powers expressly enumerated herein, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may from time to time determine, or as may be assigned to them by any superior officer.

         Section 5.13. Compensation. The compensation of all officers of the Corporation who are also directors of the Corporation shall be fixed, from time to time, by or with the approval of the Board of Directors. The compensation of all other officers, employees and agents of the Corporation shall be fixed by the Board of Directors, the Chairman of the Board, or by such other persons as shall be designated by the Board of Directors or the Chairman of the Board.

                                   Article 6

                                 Indemnification

         Section 6.01. Actions other than those by or in the right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 6.02. Actions by or in the right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. The foregoing sentence to the contrary notwithstanding, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 6.03. Indemnification against Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01 or 6.02 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 6.04. Authorization. Any indemnification under Section 6.01 or
Section 6.02 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.01 and 6.02, and that he has reasonably cooperated with the Corporation in the conduct of such action, suit or proceeding. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable (or, even if it is obtainable, a quorum of disinterested directors so directs), by independent legal counsel in a written opinion, or (c) by the stockholders.

         Section 6.05. Payment of Expenses in Advance of Final Disposition. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 6.04 hereof upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article 6.

         Section 6.06. Non-Exclusivity. The indemnification provided by this
Article 6 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 6.07. Application. The provisions of this Article 6 shall not be construed to authorize indemnification in any case or for any liability or expense where such indemnification would not be lawful. The shall be applicable to claims, actions, suits and proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the date of such adoption. If a person meets the requirements of this Article 6 with respect to some matters in a claim, action, suit or proceeding but not with respect to others, he shall be entitled to indemnification as to the former.

                                   Article 7

                               Stock Certificates

         Section 7.01. Issuance of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the a name of the Corporation by, the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 7.02. Form of Certificates. The certificates representing each class of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall bear on their face appropriate legends conspicuously calling attention to the designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of the class of stock in question, and to the restrictions on transfer and registration set forth in the Certificate of Incorporation. If a full statement of such designations, preferences, rights, qualifications, limitations and restrictions is not printed on the face or back of each certificate, the Corporation shall (and each certificate shall state that the Corporation will) furnish a copy of such full statement to any stockholder upon request and without charge. The acceptance of any stock certificate shall constitute assent to all applicable provisions of the Certificate of Incorporation and of these By-Laws whether or not the stockholder thus accepting the certificate shall have requested a copy of the full statement referred to in the preceding sentence.

         Section 7.03. Lost, Stolen or Destroyed Certificates. The Board of Directors, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issuance of a new certificate of stock in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of such loss, theft or destruction by the owner thereof or his legal representative. The Board of Directors or the officer or officers thereunto duly authorized by the board may, in its, his or their discretion as a condition precedent to the issuance of such new certificate, require such owner or legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                    Article 8

                               Transfers of Stock

         Section 8.01. Registration of Transfers. Except as otherwise provided (and subject to the limitations of ownership set forth) in the Certificate of Incorporation, shares of the capital stock of the Corporation shall be transferable ton the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon surrender to the Corporation or its transfer agent of the duly endorsed certificate or certificates for such shares together with (a) stamps evidencing payment of any applicable stock transfer tax or a cash payment sufficient to reimburse the Corporation for payment of such tax, and (b) such guaranty or proof of the authenticity of the endorsement as the Corporation or its transfer agent may reasonably require.

         Section 8.02. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint banks or trust companies in such city or cities as the Board may deem advisable, from time to time, to act as transfer agents and registrars of any class or classes of the capital stock of the Corporation. Upon such appointments being made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one or such registrars.

                                   Article 9

                             Delegation of Authority

         Section 9.01. Officers' Duties. In the event of the absence or disability of any officer of the Corporation for which a substitution is not prescribed in these By-Laws, or for any other reason it may deem sufficient, the Board of Directors may by the affirmative vote of a majority of the whole Board delegate all or any of the powers and duties of such officer for the time being to any other officer or to any director.

         Section 9.02. Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors, or as may be prescribed by any officer or officers thereunto duly authorized by the Board of Directors.

         Section 9.03. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chairman of the Board shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.

         Section 9.04. Attorneys. The Board of Directors may, from time to time, appoint one or more attorneys-in-fact to act for and in representation of the Corporation, either generally or specially, judicially or extra-judicially, and may delegate to any such attorney or attorneys-in-fact all or any powers which, in the judgment of the board, may be necessary, advisable, convenient or suitable for exercise in any country or jurisdiction in the administration or management of the business of the Corporation, or the defense or enforcement of its rights, even though such powers be herein provided or directed to be exercised by a designated officer of the Corporation, or by the Board of Directors. The act of the Board of Directors in conferring any such powers upon, or delegating the same to, any attorney-in-fact shall be conclusive evidence in favor of any third person of the right of the Board of Directors so to confer or delegate such powers; and the exercise by any attorney-in-fact of any powers so conferred or delegated shall in all respects be binding upon the Corporation.

                                   Article 10

                                  Miscellaneous

         Section 10.01. Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware," which seal shall be in the custody of the Secretary. If and when so directed by the Board of Directors a duplicate of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

         Section 10.02. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

         Section 10.03. Inspection of Books. The Board of Directors shall determine from time to time whether, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

         Section 10.04. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the law of Delaware.

         Section 10.05. Waiver of Notice. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these By-Laws, a written waiver thereof signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except as otherwise provided by law. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders or the Board of Directors, except business specified in the first sentence of Section
3.07 or in Section 10.06 of these By-Laws, need be specified in any written waiver or notice.

         Section 10.06. Amendment. Any provision of these By-Laws may be altered or repealed at any regular or special meeting of the stockholders or the Board of Directors if notice of the proposed alteration or repeal is set forth in the notice of such meeting, whether or not notice of such meeting is otherwise required.